AMENDMENT NO. 1 TO

CONSULTATION AND SECURITIES COMPENSATION AGREEMENT

DATED JUNE 12, 2009

THIS AMENDMENT NO. 1 to Consultation and Securities Compensation Agreement is made and entered into this 11th  day of August, 2009, by and between BioMedical Technology Solutions Holdings, Inc., a Colorado corporation ("Company"); and Malibu Holdings, LLC, a Colorado limited liability company (“Consultant”).

WITNESETH:

WHEREAS, the parties executed and delivered a certain Consultation and Securities Compensation Agreement dated as of June 12, 2009 (the “Agreement”); and

WHEREAS, the parties desire to modify and amend certain provisions of the Agreement in the particulars herein below set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

Section 5.2.1 of the Agreement is hereby amended in its entirety to provide the following:

5.2.1

All 700,000 shares issued as compensation for the First Term shall be deemed full vested immediately upon the initial date of grant.

2. Section 5.2.2 of the Agreement is hereby amended in its entirety to provide the following:

5.2.2

Consultant agrees not to sell, assign, transfer or otherwise dispose of any vested Securities except as follows:  an aggregate of 200,000 shares may be sold without restriction except for restrictions imposed by federal securities laws, including Rule 144 under the Securities Act of 1933, as amended; 100,000 shares may be sold beginning the seventh month from the initial date of grant; 100,000 may be sold beginning the eighth month following the initial date of grant, 100,000 may be sold beginning the ninth month from the initial date of grant, 100,000 shares may be sold beginning the tenth month from the date of grant, and 100,000 shares may be sold beginning the eleventh month from the initial date of grant, all subject to Consultant’s requirements with federal securities laws, including Rule 144.

3.

This Amendment may not be construed to amend the Agreement in any way except as expressly set forth herein.  The execution and delivery of this Amendment does not constitute and this Amendment may not be construed to constitute a waiver by any party of:

a.

Any breach of the Agreement by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or

b.

Any right or remedy arising from or available to a party by reason of a breach of the Agreement by any other party or parties.

4.

The parties hereby confirm that the Agreement, as amended by this Amendment, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

5.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 the date and year first above written.

BioMedical Technology Solutions Holdings, Inc.

By:

/s/ David A. Kempf

David A. Kempf, COO/CFO

Malibu Holdings, LLC

By:

/s/ A. B. Goldberg

A. B. Goldberg

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